UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 19, 2005

PEDIATRIC SERVICES OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23946	58-1873345
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Technology Parkway, Norcross, Georgia	30092-2929
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 441-1580

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 19, 2005, the Board of Directors of Pediatric Services of America, Inc. (the “Company”) increased the size of the Board from six directors to seven directors, increased the number of Class III directors from one to two, and unanimously appointed Daniel J. Kohl, the Company’s CEO and President as a director to Class III for the term expiring at the 2006 Annual Meeting of Shareholders.

Other that in accordance with the terms of his Employment Agreement (Exhibit 10.9(ff) to the Company’s 2004 Annual Report on Form 10-K filed on December 14, 2004), there are no understandings or arrangements between Mr. Kohl and any other person pursuant to which Mr. Kohl was appointed as a director. Mr. Kohl will not serve on any committees of the Company’s Board. There are and have been no transactions either since the beginning of the Company’s last fiscal year or currently proposed, regarding Mr. Kohl that are required to be disclosed by Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDIATRIC SERVICES OF AMERICA, INC.

By:	/s/ James M. McNeill
James M. McNeill,
Senior Vice President, Chief Financial
Officer, Secretary and Treasurer

Dated: January 21, 2005